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EXHIBIT 21.1

NETWORKS ASSOCIATES, INC.

Consolidated Subsidiaries at December 31, 1997

1.  McAfee (UK) Limited
2.  Saber Software GmbH
3.  McAfee France, S.A.
4.  McAfee Europe B.V.
5.  McAfee Development Centre GmbH
6.  FSA Corporation
7.  FSA Combination Corporation
8.  FSA Subsidiary Corporation
9.  McAfee Canada Software, Inc.
10. Pretty Good Privacy, Inc.
11. Network General Corporation
12. Network General Technology Corporation
13. Network General Barbados, Inc.
14. McAfee Compusul Consultoria e Comercio
15. Paradigm Agency Pty Ltd.
16. McAfee Do Brazil
17. McAfee Mexico
18. Network General Australia PTY Ltd
19. Network General Canada, Ltd
20. Network General Hong Kong
21. McAfee Japan KK
22. McAfee KK
23. Network General Japan KK
24. Network General Singapore, Ltd
25. Network General Europe NV
26. Network General France SARL
27. Network General Italy SARL
28. Shuijers Holdings B.V.
29. McAfee Nederland
30. GoTech Europe B.V.
31. Network General Europe Holding B.V.
32. Network General NGC AG
33. Network General United Kingdom Ltd